THIS WARRANT AND THE UNDERLYING SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

Sento Corporation

Common Stock Purchase Warrant

Expiring December 20, 2016

New York, NY

December 21, 2006

No. W-____

Sento Corporation, a Utah corporation (the “Company”), for value received, hereby certifies that ____________________ (the “Purchaser”), or its permitted assigns, is entitled to purchase from the Company _________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $0.25 par value, of the Company at the purchase price per share determined pursuant to Sections 1.1 and 2 hereof, at any time or from time to time after the date hereof, but prior to 5:00 P.M., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant (the “Warrant,” such term to include all Warrants issued in substitution therefor), is issued on the date hereof (the “Closing Date”) pursuant to a Series B Convertible Participating Preferred Stock Purchase Agreement, dated as of December 6, 2006, as amended by the First Amendment dated December 20, 2006, between the Company and the Purchaser (the “Stock Purchase Agreement”). This Warrant evidences rights to purchase _______ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $0.25 par value per share, subject to adjustment as provided herein. Certain capitalized terms used in the Warrant are defined in Section 12.

1.	Exercise of Warrant.
1.1.	Manner of Exercise.

(a)           The Warrant may be exercised by the holder of the Warrant or any portion hereof (each, a “Holder”), in whole or in part, during normal business hours on any Business Day following the date hereof and prior to the Expiration Date by surrender of the Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) (the “Subscription Notice”) duly executed by such Holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other Securities) subject to such offering), accompanied by payment by wire transfer in same-day funds, in the amount (such amount referred to herein as the “Exercise Price”) obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment provided for in Section 2) designated in such Subscription Notice by (ii) $2.54 (the “Initial Exercise Price”), and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Section 2 hereof.

(b)           In lieu of tendering the Exercise Price to the Company, the holder may elect to perform a “Cashless Exercise” of the Warrant, in whole or in part, by surrendering the Warrant to the Company, with a duly executed Subscription Notice marked “Cashless Exercise” and designating the number of shares of Common Stock desired by the Holder out of the total for which the Warrant is exercisable (without giving effect to any adjustments provided for in Section 2). The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) having a value (at the Market Price) that is equal to the excess of (i) the then Market Price per share of Common Stock (or Other Securities) multiplied by the number of the shares of Common Stock (or Other Securities) (determined as of the date immediately preceding the date of any such Subscription Notice) into which the Warrant, or portion thereof designated by the Holder, would have been exercisable pursuant to Section 1.1(a) upon payment of the Exercise Price by the Holder over (ii) the Exercise Price the Holder would have been required to pay under Section 1.1(a) in respect of such an exercise.

1.2.         When Exercise Deemed Effected. Each exercise of the Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.1 shall be deemed to have become the holder or holders of record thereof.

1.3.         Delivery of Stock Certificates, etc. As soon as practicable after the exercise of the Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall cause to be issued in the name of and delivered to the Holder or, subject to Section 6, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

(a)           a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

(b)          in case such exercise is in part only, a new Warrant or Warrants of like tenor for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares covered by the Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

1.4.         Company to Reaffirm Obligations. The Company shall, at the time of or at any time after each exercise of the Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any right of registration of any shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant pursuant to Section 7) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of the Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

2.	Adjustment of Common Stock Issuable upon Exercise.

2.1.         Number of Shares; Warrant Price. The number of shares of Common Stock which the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for any application of the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder pursuant to Section 1.1, by a fraction of which (i) the numerator is the Initial Exercise Price, and (ii) the denominator is the Warrant Price (as defined below) in effect on the date of such exercise. The “Warrant Price,” which shall initially be the Initial Exercise Price, shall be adjusted and readjusted from time to time as provided in Section 2 hereof and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 2.

2.2.         Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(a)           issue or deliver any shares of Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to holders of Common Stock of, shares of Common Stock,

(b)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Warrant Price then in effect shall be adjusted to equal (i) the Warrant Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which the Warrant is exercisable immediately prior to the adjustment divided by (ii) the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

2.3.         Extraordinary Dividends and Distributions. If at any time the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash or assets or securities other than the Common Stock (any such evidences of indebtedness, cash, assets or securities, the “Assets”), then, in each case, the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

(a)           the numerator of which shall be the Market Price then in effect less the value of such Assets applicable to one share of Common Stock, and

(b)	the denominator of which shall be such Market Price.

Any adjustment required by this Section 2.3 shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

2.4.	Issuance of Additional Shares of Common Stock.

(a)           If at any time after the date hereof the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Market Price of such securities at the time the Additional Shares of Common Stock are issued, then the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

(i)            the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

(b)           The provisions of paragraph (a) of this Section 2.4 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 2.2.

2.5.         Issuance of Warrants or Other Rights. If at any time after the date hereof the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

2.6.         Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Warrant Price shall be made under this Section 2.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 2.5. No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this Section 2, no further adjustments of the Warrant Price shall be made by reason of such issuance or sale.

2.7.         Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall have been made pursuant to Section 2.5 or 2.6 as the result of any issuance of warrants, rights or Convertible Securities,

(a)           such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

(b)           the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities effective as of the date of such previous adjustment on the basis of

(i)            treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

(ii)          treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall be made effective as of the date of such previous adjustment, which new adjustment shall supersede the previous adjustment so rescinded and annulled. Any reduction in the number of shares of Common Stock for which the Warrant is exercisable as a result of this Section 2.7 shall be applied in its entirety to the number of shares of Common Stock for which the Warrant is exercisable as of the date such new adjustment is made.

2.8.	Consolidation, Merger, Sale of Assets, Reorganization, etc.

(a)           In case at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing

(each such transaction being hereinafter referred to as the “Transaction”) then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.8, the Holder, upon the exercise of the Warrant, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2.

(b)           Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrant as provided herein shall assume, by written instrument delivered to the Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the terms hereof (including, without limitation, all of the applicable provisions of Section 2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any exercise of any Warrants or the exercise of any rights pursuant hereto.

(c)           Upon any liquidation, dissolution or winding up of the Company, the Holder shall receive such cash or property (less the Warrant Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrant been exercised in full and the shares of Common Stock in respect of such exercise issued immediately prior to the occurrence of such liquidation, dissolution or winding-up.

2.9.         Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights with respect to the Warrant in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2, necessary to preserve, without dilution, the exercise rights represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Warrant and shall make the adjustments, if any, described therein.

2.10.       No Dilution or Impairment. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders of this Warrant against dilution in respect of which the Holders are not fully protected by this Section 2 or other impairment. Without limiting the generality of the foregoing, the Company

(a)           will not permit the par value, if any, of any shares of Common Stock receivable upon the exercise of the Warrant to exceed the amount payable therefor upon such exercise,

(b)           will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrant from time to time outstanding,

(c)           will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after such action upon the complete exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company’s articles of incorporation and available for the purpose of issue upon such exercise, and

(d)           will not (i) issue any equity securities (other than Common Stock or Convertible Securities) that participate with the shares of Common Stock in dividends, distributions and/or other rights (“Other Dilutive Securities”), or (ii) declare or make dividends or distributions (whether of evidences of indebtedness of the Company, cash, assets or securities, including, without limitation, options, warrants or other rights to acquire Common Stock) in respect of any Other Dilutive Securities or Convertible Securities, unless, in each case, this Section 2 is first amended so as to provide the Holders of the Warrant with full protection against dilution caused by or resulting from such issuances, dividends or distributions.

2.11.       Other Provisions Applicable to Adjustments under this Section 2. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which the Warrant is exercisable provided for in this Section 2:

(a)           Computation of Consideration. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash received by the Company therefor shall be the amount of the consideration received by the Company therefor, or, if such shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such non-cash consideration shall be deemed to be the fair market value of such consideration at the time of such issuance as determined in accordance with clause (b)(ii) of the definition of Market Price in Section 12 (their “Fair Value”). In case any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair market value, as determined by an independent investment banking firm retained by the Company, which firm may be an independent investment banking firm regularly retained by the Company, of such portion of the assets and business of the nonsurviving corporation as such firm shall determine to be attributable to such shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such

Convertible Securities. In case of the issuance at any time of any shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(b)           Computation of Asset Value. To the extent that any Assets shall be distributed to all holders of the Company’s outstanding Common Stock in cash, the value of such Assets shall be the amount of cash so distributed, or, if such Assets are securities offered by the Company for subscription, the subscription price, or if such Assets are securities sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case adding any accrued interest or dividends but without taking into account any compensation, discounts or expenses paid or incurred by the Company in connection therewith). To the extent that the Company shall so distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be deemed to be Fair Value of such Assets at the time of such distribution.

(c)           When Adjustment to Be Made. The adjustments required by this Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which the Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.2) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which the Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(d)           Fractional Interest; Rounding. In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, and adjustments in the Warrant Price shall be made to the nearest $.01.

(e)           When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to deliver such subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(f)           Escrow of Warrant Stock. If the Holder exercises the Warrant after any property becomes distributable by reason of the taking of any record of the holders of Common Stock as described in this Section 2, but prior to the occurrence of the event for which such record is taken, any shares of Common Stock issuable upon exercise by reason of any adjustment required by this Section 2 shall be deemed the last shares of Common Stock for which the Warrant is exercised (notwithstanding any other provision to the contrary herein). Such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

(g)           Shareholder Rights Plans. Rights or warrants distributed by the Company to all holders of Common Stock pursuant to a shareholder rights plan (or “poison pill”) entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock, which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”), (i) are deemed to be transferred with the Common Stock in respect of which they are issued, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 2.5 and 2.6 (and no adjustment to the Warrant Price under those Sections shall be required) until first the occurrence of a Trigger Event, unless the Trigger Event is rescinded within 15 days. If upon the occurrence of any event such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets or entitles its holder to purchase a different amount of the foregoing or to purchase any of the foregoing at a different purchase price (an “Other Trigger Event”), then the occurrence of each such Other Trigger Event, unless the Other Trigger Event is rescinded within 15 days, shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not actually exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or Other Trigger Event with respect thereto, that resulted in an adjustment of the Warrant Price under Section 2.5 or 2.6, (x) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by the holders thereof, the Warrant Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or Other Trigger Event, as the case may be, as though it were an extraordinary cash distribution equal to the per-share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights), made to all holders of Common Stock on the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Warrant Price shall be readjusted as if such rights or warrants had never been issued.

(h)           Shareholder Approval of Certain Adjustments. Notwithstanding any other provision of the Warrant to the contrary, the adjustments contained in Sections 2.4, 2.5 and 2.6 shall not be made by the Company unless the Warrant (specifically including Sections 2.4, 2.5 and 2.6) shall have been first approved by the holders of the Common Stock.

3.            Notice of Adjustment. Whenever the number of shares of Common Stock for which the Warrant is exercisable or the Warrant Price shall be adjusted pursuant to Section 2, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated, the number of shares of Common Stock for which the Warrant is exercisable and the Warrant Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at the office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by the Holder.

4.            Accountants’ Report as to Adjustments. In each case of any adjustment or readjustment to the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of the Warrant and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company shall forthwith mail a copy of each such report to each Holder and shall, upon the written request at any time of any Holder, furnish to such Holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by the Holder.

5.	Notices of Corporate Action. In the event of

(a)           any taking by the Company of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend payable in, or other distribution of, shares of Common Stock, or any other dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, or to receive any other right,

(b)           any subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, or any combination of such shares into smaller number of shares of Common Stock,

(c)           any capital reorganization of the Company, any reclassification of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to any other Person,

(d)	any Change of Control Transaction, or

(e)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such subdivision, combination or issuance is to take place, and the amount of Common Stock that shall be the subject of such subdivision, combination or issuance and (iii) the date or expected date on which any such Change of Control Transaction, reorganization, reclassification, transfer, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed no later than 15 Business Days prior to the date specified in subdivisions (i), (ii) and (iii) above.

6.            Legend, etc. Except as otherwise permitted by this Section 6, the Warrant originally issued pursuant to the Stock Purchase Agreement, each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 11 hereof, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) (other than shares of Common Stock (or Other Securities) or Warrants which have been transferred in a transaction registered under the

Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend (or a reasonable facsimile):

“THIS WARRANT AND THE UNDERLYING SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

The restrictions imposed by this Section 6 shall cease and terminate as to any particular securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, (b) when, in the opinion of counsel for the Holder (which counsel shall be reasonably acceptable to the Company), such restrictions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a Person who has not been an Affiliate of the Company for at least three months, for a period of at least two years (or such shorter period as may be applicable under Rule 144(k) under the Securities Act or any successor thereto), all as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any securities, as soon as practicable thereafter and in any event within five days, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in this Section 6.

7.            Registration Rights. All shares of Common Stock (and Other Securities) issuable or issued upon the exercise of the Warrant are subject to and entitled to the benefits of the registration rights and other provisions set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchaser, as the same may be amended from time to time (the “Registration Rights Agreement”).

8.            Availability of Information. The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to the Holder, or to any Holder of a portion of the Warrant, promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

9.            Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant at the time outstanding. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

10.          Listing on Securities Exchanges. The Company shall list on each national securities exchange (including without limitation the Nasdaq Global Market and Nasdaq Global Select Market) on which any Common Stock may at any time be listed, and shall maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrant, subject to official notice of issuance upon the exercise of the Warrant. The Company shall also so list on each national securities exchange, and shall maintain such listing of, any Other Securities, if at the time any securities of the same class shall be listed on such national securities exchange.

11.	Ownership, Transfer and Substitution of the Warrant.

(a)           Ownership of Warrant. The Company may treat the Person in whose name the Warrant, or any Warrant or Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 6, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

(b)           Transfer and Exchange of the Warrant. Upon the surrender of the Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall (subject to compliance with Section 6, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

(c)           Replacement of the Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.          Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Additional Shares of Common Stock: all shares (including treasury shares) of Common Stock issued or sold by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than (a) shares of Common Stock issued upon the exercise of the Warrant or conversion of the Series B Convertible Participating Preferred Stock of the Company; (b) shares of Common Stock issued upon exercise of options granted pursuant to the Company Stock Plans and outstanding on the Closing Date; (c) shares of Common Stock issued upon exercise of warrants granted to Silicon Valley Bank and outstanding on the Original Issuance Date; (d) up to 250,000 shares issued and sold after the Closing Date, or issued and sold upon the exercise of options granted after the Closing Date, pursuant to the Company Stock Plans; or (e) shares issued or sold to Purchaser or its Affiliates.

Affiliate: with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

Assets: the meaning specified in Section 2.3.

beneficially own: with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

Business Day: shall mean a day which is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required to close, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to Section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, “Business Day” shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to “days” (unless Business Days are specified) shall mean calendar days.

Change of Control Transaction: (i) any direct or indirect acquisition or purchase by any Person of (A) assets that account for 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (B) 50% or more of any class of securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of any securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole).

Closing Date: the meaning specified in the second paragraph of the Warrant.

Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

Common Stock: the Company’s Common Stock, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

Company: the meaning specified in the first paragraph of the Warrant.

Company Stock Option Plans: means the Stock Option Plan of the Company and the Employee Stock Purchase Plan of the Company, or any other stock option plans adopted by the Board of Directors of the Company, as such plans may be amended from time to time.

Convertible Securities: any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

Exchange Act: the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

Exercise Price: the meaning specified in Section 1.1.

Expiration Date: December 20, 2016.

Fair Value: the meaning specified in Section 2.11(a).

Holder: the meaning specified in Section 1.1.

Initial Exercise Price: the meaning specified in Section 1.1.

Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading (including without limitation the Nasdaq Global Market and Nasdaq Global Select Market), or (ii) if such security is not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such date as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as determined by agreement between the Company and the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof (w) determined by an agreement between the Company and the Holder or (x) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holders or the Company, as the case may be, determined solely by the firm so retained or (z) if the firms so retained by the Company and by such holders shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Company or any such holder.

Other Dilutive Securities: the meaning specified in Section 2.10(d).

Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Section 2.8 or otherwise.

Other Trigger Event: the meaning specified in Section 2.11(g).

Person: an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

Public Offering: any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

Purchaser: the meaning specified in the first paragraph of the Warrant.

Registration Rights Agreement: the meaning specified in Section 7 of the Warrant.

Restricted Securities: means “Restricted Securities” as that term is defined under Rule 144 of the Securities Act, as it may be amended from time to time.

Securities Act: the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

Stock Purchase Agreement: the meaning specified in the second paragraph of the Warrant.

Subscription Notice: the meaning specified in Section 1.1.

Transaction: the meaning specified in Section 2.8.

Trigger Event: the meaning specified in Section 2.11(g).

Warrant: the meaning specified in the second paragraph of the Warrant.

Warrant Price: the meaning specified in Section 2.1.

13.          Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.          No Rights or Liabilities as Shareholder. Nothing contained in the Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

15.          Notices. All notices and other communications under the Warrant, except notices of the exercise of any Warrant (which shall be effected in the manner provided in Section 1), shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

(a)	if to the Purchaser, to it at:

Attention:
Facsimile:

with a copy to:

Attention:
Facsimile:

(b)          if to any other Holder or any holder of any Common Stock (or Other Securities), at the registered address of such Holder as set forth in the register kept at the principal office of the Company,

or

(c)	if to the Company, to it at:

Sento Corporation

420 East South Temple, Suite 400

Salt Lake City, UT 84111

Attention of: Patrick F. O’Neal

Facsimile: 801-762-4750

Telephone: 801-431-9202

with a copy to:

Kruse Landa Maycock & Ricks, LLC

136 East South Temple, Suite 2100

Salt Lake City, UT 84111

Attention of: Lyndon L. Ricks

Facsimile: 801-531-7091

Telephone: 801-531-7090

16.          Severability. If any term, provision, covenant or restriction of the Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.          Miscellaneous. The Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Warrant other than those applicable solely to the Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any shares of Common Stock (or Other Securities) issued upon the exercise of the Warrant, whether so expressed or not. THE WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND

ENFORCEMENT OF THE PROVISIONS OF THIS WARRANT. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS WARRANT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN ANY MANNER PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. The section headings in the Warrant are for purposes of convenience only and shall not constitute a part hereof.

SENTO CORPORATION

By:
Name:	Patrick F. O’Neal
Title:	President and CEO

FORM OF SUBSCRIPTION

(To be executed only upon exercise of Warrant)

To: Sento Corporation (the “Company”)

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____1 shares of Common Stock of the Company, and herewith makes payment [of $_____]2 [by application, pursuant to Section 1.1(b) of such Warrant, of [a portion of] the Warrant representing a right to purchase _____1 shares of Common Stock],3 and requests that the certificates for such shares be issued in the name of, and delivered to _______________ whose address is _______________.

Dated:

By
Name:
Title:

_________________________

1 here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants shall be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the same.

2 inapplicable language in brackets.

3 inapplicable language in brackets.

FORM OF ASSIGNMENT

(To be executed only upon transfer of Warrant)

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Warrant to purchase ______ shares of Common Stock of Sento Corporation (the “Company”) to which such Warrant relates, and appoints ___________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:

By
Name:
Title:

Signed in the presence of: